UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ALIXO-YOLLOO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	37-1922983
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Business Center Sunkar, Building 47B, Aktau, Kazakhstan	130002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:__________(if applicable)

333-272825

Securities to be registered pursuant to Section 12(g) of the Act:

shares of common stock, each with a par value of $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, each with a par value of $0.001 per share to be registered hereunder is set forth under the caption “Description of Securities” in the company’s Registration Statement on Form S-1 (Registration No. 333-272825), as amended, originally filed with the Securities and Exchange Commission on June 22, 2023 under the Securities Act of 1933, as amended, and is incorporated herein by reference.

Item 2. Exhibits

List below all exhibits filed as a part of the registration statement:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Filed Herewith
3.1	Articles of Incorporation of the Registrant	Form S-1	333-272825	June 22, 2023
3.2	Bylaws of the Registrant	Form S-1	333-272825	June 22, 2023
99.1	Subscription Agreement	Form S-1	333-272825	June 22, 2023

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALIXO-YOLLOO CORPORATION

Date: July 18, 2024

By /s/ Roman Zhezhel

  Chief Executive Officer/Director

 (Principle Executive Officer)